Exhibit 4.1

EXECUTION VERSION

CHENIERE ENERGY, INC.,

AS ISSUER

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

4.875% UNSECURED PIK CONVERTIBLE NOTES DUE 2021

INDENTURE

DATED AS OF NOVEMBER 28, 2014

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions	6
Section 1.2	Other Definitions	14
Section 1.3	Trust Indenture Act Provisions	14
Section 1.4	Rules of Construction	15

ARTICLE 2
THE SECURITIES

Section 2.1	Form and Dating	16
Section 2.2	Execution and Authentication	17
Section 2.3	Registrar, Paying Agent and Conversion Agent	18
Section 2.4	Paying Agent to Hold Money and Securities in Trust	19
Section 2.5	Securityholder Lists	20
Section 2.6	Transfer and Exchange	20
Section 2.7	Replacement Securities	21
Section 2.8	Outstanding Securities	21
Section 2.9	Treasury Securities	22
Section 2.10	Temporary Securities	22
Section 2.11	Cancellation	23
Section 2.12	Legend; Additional Transfer and Exchange Requirements	23
Section 2.13	CUSIP Numbers	29
Section 2.14	Ranking	30
Section 2.15	Persons Deemed Owners	30

ARTICLE 3
[RESERVED]

ARTICLE 4
[RESERVED]

ARTICLE 5
OPTIONAL REPAYMENT UPON a FUNDAMENTAL CHANGE

Section 5.1	Purchase of Securities at Option of the Holder Upon a Fundamental Change	30
Section 5.2	Effect of Fundamental Change Purchase Notice	33
Section 5.3	Deposit of Fundamental Change Purchase Price	34
Section 5.4	Repayment to the Company	34
Section 5.5	Compliance with Securities Laws upon Purchase of Securities	34

ARTICLE 6
OPTIONAL REPAYMENT UPON A DIVIDEND RECAPITALIZATION

Section 6.1	Purchase of Securities at Option of Holders Upon a Dividend Recapitalization	35
Section 6.2	Effect of Dividend Recapitalization Purchase Notice	37
Section 6.3	Deposit of Dividend Recapitalization Purchase Price	38
Section 6.4	Repayment to the Company	38
Section 6.5	Compliance with Securities Laws upon Purchase of Securities	38

ARTICLE 7
CONVERSION

Section 7.1	Conversion Privilege	39
Section 7.2	Conversion Procedure	40
Section 7.3	Company to Provide Stock	41
Section 7.4	Conversion Price Adjustment	42
Section 7.5	Notice of Adjustment	45
Section 7.6	Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof	45
Section 7.7	Trustee’s Disclaimer	45

ARTICLE 8
[RESERVED]

ARTICLE 9
COVENANTS

Section 9.1	Payment of Securities	46
Section 9.2	Reports and Certain Information	46
Section 9.3	Compliance Certificates	47
Section 9.4	Maintenance of Corporate Existence	47
Section 9.5	Stay, Extension and Usury Laws	47
Section 9.6	Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent	48
Section 9.7	Notice of Default	48

ARTICLE 10
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1	Company May Consolidate, Etc., Only on Certain Terms	48
Section 10.2	Transfer of Assets to Subsidiary	49
Section 10.3	Successor Substituted	50

ARTICLE 11
DEFAULT AND REMEDIES

Section 11.1	Events of Default	50

CROSS-REFERENCE TABLE*

TIA INDENTURE SECTION	SECTION
Section 310(a)(1)	12.9; 12.10
(a)(2)	12.9; 12.10
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	12.9; 12.10
(b)	12.8
Section 311(a)	12.13
(b)	12.13
Section 312(a)	2.5
(b)	16.3
(c)	16.3
Section 313(a)	13
(b)(1)	N.A.
(b)(2)	13
(c)	12.14; 16.2
(d)	13
Section 314(a)	2.2; 9.2; 9.3
(b)	N.A.
(c)(1)	16.4(a)
(c)(2)	16.4(a)
(c)(3)	N.A.
(d)	N.A.
(e)	16.4(b)
(f)	N.A.
Section 315(a)	12.1(b)
(b)	12.14
(c)	12.1(a)
(d)	12.1(b)
(e)	11.13
Section 316(a) (last sentence)	2.5; 2.15
(a)(1)(A)	11.7
(a)(1)(B)	11.6
(a)(2)	N.A.
(b)	11.9
(c)	16.5
Section 317(a)(1)	11.10
(a)(2)	11.11
(b)	2.4
Section 318(a)	16.1

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE, dated as of November 28, 2014 is between Cheniere Energy, Inc., a Delaware corporation (the “COMPANY”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “TRUSTEE”).

RECITALS OF THE COMPANY

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“ADJUSTED CURRENT MARKET PRICE” means, with respect to any distribution, the Current Market Price used for the applicable adjustment to the Conversion Price less the Per Share De Minimus Distribution Amount paid in such transaction.

“AFFILIATE” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AGENT” means any Registrar, Paying Agent or Conversion Agent.

“APPLICABLE PROCEDURES” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security or provision of notice with respect thereto, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange or provision of notice.

“BANKRUPTCY LAW” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“BLOOMBERG” means Bloomberg Financial Markets.

“BOARD OF DIRECTORS” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“BUSINESS DAY” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Republic of Singapore are authorized or required by law, regulation or executive order to remain closed.

“CASH” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“CERTIFICATED SECURITY” means a Security that is in substantially the form attached hereto as Exhibit A.

“CLOSING PRICE” means, for any security as of any date, the closing price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the closing price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg. If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 19 of the Security that is in substantially the form attached hereto as Exhibit A. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“COMMON STOCK” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of the Security, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company, par value $0.003 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“COMPANY” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“CONVERSION AMOUNT” means the sum of (A) the portion of the outstanding Principal balance of the Security to be converted, with respect to which this determination is being made, and (B) any accrued and unpaid Interest on such portion of the outstanding Principal balance of the Securities as of the Conversion Date, if any.

“CONVERSION PRICE” means initially US$93.64, subject to adjustment from time to time as set forth herein.

“CONVERSION RATE” means the number of shares of Common Stock issuable upon conversion of any Conversion Amount, which shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price.

“CORPORATE TRUST OFFICE” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at The Bank of New York Mellon, Corporate Trust Division, 101 Barclay Street, Floor 7W, New York, New York 10286, or such other office as the Trustee may designate by written notice to the Company.

“CURRENT MARKET PRICE” on any date in question means, with respect to any adjustment in conversion rights as set forth herein, the average of the daily Closing Prices for the Common Stock for the five (5) consecutive Trading Days selected by the Board of Directors commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five (5) consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

“DAILY VWAP” means, for any Trading Day, the per share volume weighted average price as displayed on Bloomberg (or its equivalent successor if such service is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day on the Principal Market. The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DEFAULT” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“DIVIDEND RECAPITALIZATION” means any dividend to any or all of the holders of capital stock of the Company that is funded directly or indirectly by the incurrence of $500,000,000.00 or more of Indebtedness.

“DIVIDEND RECAPITALIZATION EFFECTIVE DATE” means the date on which the Company pays a dividend to its stockholders in connection with a Dividend Recapitalization.

“DIVIDEND RECAPITALIZATION PURCHASE PRICE” means, with respect to each Holder, an amount equal to the entire outstanding Principal balance of the Securities then owned by such Holder and accrued and unpaid Interest thereon.

“EX DATE” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

“EXCHANGE ACT” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“FAIR MARKET VALUE” means, as to any security, the fair market value as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors.

“FINAL MATURITY DATE” means May 28, 2021.

“FUNDAMENTAL CHANGE” means any of the following events: (i) the sale, lease, exchange, license or other transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; or (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the fully diluted equity interests in the Company (but excluding for the purposes of the calculation of the fully diluted equity interests in the Company, any shares of Common Stock that would be issued on conversion of the then outstanding Principal balance of issued Securities and any accrued and unpaid Interest thereon).

“FUNDAMENTAL CHANGE EFFECTIVE DATE” means the date on which a Fundamental Change occurs.

“FUNDAMENTAL CHANGE PURCHASE PRICE” means, with respect to each Holder, an amount equal to (i) if the consideration received for the transaction or transactions giving rise to the Fundamental Change is at least 10% Cash (or non-capital stock), the payment in Cash of an amount equal to one hundred and twenty-five percent (125%) of the entire outstanding Principal balance of the Securities then owned by such Holder and accrued and unpaid Interest thereon; or (ii) if more than 90% of the consideration received for the transaction or transactions giving rise to the Fundamental Change is in the form of capital stock, the payment in Cash of an amount equal to one hundred percent (100%) of the entire outstanding Principal balance of the Securities then owned by such Holder and accrued and unpaid Interest thereon.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

“GLOBAL SECURITY” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 2 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“GUARANTEE” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“HOLDER” or “SECURITYHOLDER” means the person in whose name a Security is registered on the Registrar’s books.

“INDENTURE” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“INTEREST” means interest on any outstanding Principal balance from time to time, in the manner and at the interest rates specified in the Security, and Default Interest or Registration Default Interest payable in accordance with Section 11.4 (if any).

“INTEREST PAYMENT DATE” has the meaning set forth in the Securities.

“NINETY-DAY VWAP” means the average of the Daily VWAP of the Common Stock for each day during the ninety (90) consecutive Trading Days immediately following and including the Dividend Recapitalization Effective Date.

“OFFICER” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

“OFFICER’S CERTIFICATE” means a certificate signed by at least one Officer of the Company; provided, however, that for purposes of Section 7.5 and 9.3, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

“OPINION OF COUNSEL” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.

“PER SHARE DE MINIMUS DISTRIBUTION AMOUNT” means, with respect to any distribution, (i) the cash paid in such distribution less the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of Common Stock on which such distribution is paid.

“PER SHARE EXCESS DISTRIBUTION AMOUNT” means, with respect to any distribution, (i) the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of Common Stock on which such distribution is paid.

“PER SHARE PREMIUM AMOUNT” means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

“PERSON” or “PERSONS” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“PIK INTEREST” has the meaning set forth in the Security.

“POST-TENDER OFFER NUMBER OF COMMON SHARES” means, with respect to any tender or exchange offer, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

“PREMIUM AMOUNT” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

“PRINCIPAL MARKET” means NYSE MKT LLC.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“REGULATION S” means Regulation S under the Securities Act.

“RESTRICTED CERTIFICATED SECURITY” means a Certificated Security that is a Restricted Security.

“RESTRICTED GLOBAL SECURITY” means a Global Security that is a Restricted Security.

“RESTRICTED SECURITY” means a Security required to bear the Restricted Legend called for by the form of Security set forth in Exhibit A of this Indenture.

“RULE 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“RULE 144A” means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“RULE 144A INFORMATION” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“SECURITY” or “SECURITIES” means the Company’s 4.875% Unsecured PIK Convertible Notes Due 2021, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“SECURITIES ACT” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“SECURITIES CUSTODIAN” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“SUBSCRIBERS” means RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd and Seatown Lionfish Pte. Ltd.

“SUBSCRIPTION AGREEMENT” means that certain Amended and Restated Subscription Agreement dated as of November 26, 2014, by and among the Company and the Subscribers of the Securities, as it may be amended or supplemented from time to time, pursuant to which the Company issued the Securities.

“SUBSIDIARY” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“SUBSIDIARY GUARANTOR” means at any time such Subsidiary that has become a Subsidiary Guarantor pursuant to Section 10.2 of this Indenture, in each case so long as it remains a Subsidiary Guarantor.

“TEMASEK GROUP” means (i) Baytree Investments (Mauritius) Pte Ltd; (ii) Temasek Holdings; and (iii) Temasek Holding’s direct and indirect wholly owned companies whose boards of directors or equivalent governing bodies comprise solely nominees or employees of (a) Temasek Holdings; (b) Temasek Pte. Ltd. (being a wholly owned subsidiary of Temasek Holdings); and/or (c) wholly owned direct and indirect subsidiaries of Temasek Pte. Ltd.

“TEMASEK HOLDINGS” means Temasek Holdings (Private) Limited.

“TENDER CONSIDERATION” means, with respect to any tender or exchange offer, the aggregate of the Cash plus the Fair Market Value of all non-Cash consideration paid in respect of such tender or exchange offer.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“TRADING DAY” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

“TRUSTEE” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“TRUST OFFICER” means, with respect to the Trustee, any officer within the Corporate Trust Division – Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this indenture, and for the purposes of Section 12.1(b)(ii) and the second sentence of Section 12.17, any other officer of the Trustee to whom any corporate trust such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“UNRESTRICTED CERTIFICATED SECURITY” means a Certificated Security that is not a Restricted Security.

“UNRESTRICTED GLOBAL SECURITY” means a Global Security that is not a Restricted Security.

“VICE PRESIDENT” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VOTING STOCK” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2 Other Definitions

TERM	SECTION
“Agent Members”	2.1(d)
“Applicable Law”	12.2(o)
“Company Order”	2.2(d)
“Conversion Agent”	2.3
“Conversion Date”	7.2(a)
“Conversion Notice”	7.2(a)
“Conversion Obligation”	7.6(a)
“Default Interest”	11.4(a)
“Depositary”	2.1(b)
“Dividend Recapitalization Company Notice”	6.1(b)
“Dividend Recapitalization Purchase Date”	6.1(a)
“Dividend Recapitalization Purchase Notice”	6.1(c)
“Dividend Recapitalization Purchase Option”	6.1(b)
“Event of Default”	11.1
“Excess Distribution Amount”	7.4(e)
“Fundamental Change Company Notice”	5.1(b)
“Fundamental Change Purchase Date”	5.1(a)
“Fundamental Change Purchase Notice”	5.1(c)
“Legal Holiday”	16.7
“Paying Agent”	2.3
“PIK Payment”	2.2(e)
“PIK Security”	2.2(e)
“Register”	2.3
“Registrar”	2.3
“Registration Default Interest”	11.4(b)
“Restricted Legend”	2.12(f)
“Settlement Notice Period”	7.6(a)
“Spin Off”	7.4(d)
“Subsidiary Guarantee”	10.2(a)
“Transfer Agent”	7.2(a)

Section 1.3 Trust Indenture Act Provisions

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

“COMMISSION” means the SEC.

“INDENTURE SECURITIES” means the Securities;

“INDENTURE SECURITY HOLDER” means a Securityholder;

“INDENTURE TO BE QUALIFIED” means this Indenture;

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee; and

“OBLIGOR” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

Section 1.4 Rules of Construction

Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto;

(h) “herein,” “hereof,” “hereunder,” hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i) unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture.

ARTICLE 2

THE SECURITIES

Section 2.1 Form and Dating

(a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Restricted Global Securities. All of the Securities are initially being purchased by the Subscribers who are not U.S. persons and are purchasing the Securities in an offshore transaction in reliance on Regulation S and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “DEPOSITARY”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in accordance with Section 2.2, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co.

or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d) Book Entry Provisions. Members of, or participants in, the Depositary (“AGENT MEMBERS”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Securities.

(e) Certificated Securities. Certificated Securities will be issued only under the circumstances provided in Section 2.12(a)(i).

Section 2.2 Execution and Authentication

(a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall (a) authenticate and make available for delivery upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “COMPANY ORDER”) (i) Securities for original issue in the aggregate principal amount of $1,000,000,000 and (ii) subject to the terms of this Indenture, PIK Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (b) subject to the terms of this Indenture, increase the principal amount of any Global Security as a result of a PIK Payment. Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, if such Securities are PIK Securities, whether such Securities shall be PIK Securities or an increase in the principal amount of any Global Security as a result of a PIK Payment.

(e) On any Interest Payment Date on which the Company pays interest in PIK Interest (a “PIK PAYMENT”) with respect to a Global Security, the Trustee shall increase the principal amount of such Global Security by an amount equal to the interest payable as PIK Interest, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Security as of the relevant record date for such Interest Payment Date, to the credit of the Holder on such record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security to reflect such increase. On any Interest Payment Date on which the Company makes a PIK Payment by issuing Certificated Securities (a “PIK SECURITY”), the principal amount of any such PIK Security issued to any Holder, for the relevant interest period as of the relevant record date for such Interest Payment Date, shall be rounded down to the nearest whole dollar.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof, other than issuance of PIK Securities or the increase in the principal amount of a Global Security in order to evidence PIK Interest (which PIK Securities or increased principal amount of a Global Security shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof).

Section 2.3 Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“REGISTRAR”), an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for redemption, purchase or payment (“PAYING AGENT”), an office or agency where Securities may be presented for conversion (“CONVERSION AGENT”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“REGISTER”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 9.6. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 9.6. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 9.6.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.4 Paying Agent to Hold Money and Securities in Trust

Prior to 1:00 p.m., New York City time, on each due date of payments in respect of, or delivery of Common Stock, Cash or other consideration, or any combination thereof, as applicable and as provided herein, upon conversion of, any Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) and/or with the Conversion Agent such number of shares of Common Stock and/or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash, Common Stock and/or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require the Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

Section 2.5 Securityholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

Section 2.6 Transfer and Exchange

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 13.5, Article 5 or Article 7, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities in respect of which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof, (ii) any Securities in respect of which a Dividend Recapitalization Purchase Notice has been delivered and not validly withdrawn by the Holder thereof, or (iii) any Securities in respect of which a Conversion Notice has been delivered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 or Section 9.6 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Securities

If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be or purchased by the Company pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8 Outstanding Securities

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those cancelled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 1:00 p.m., New York City time, on the Final Maturity Date or on a Fundamental Change Purchase Date or a Dividend Recapitalization Purchase Date, as the case may be, cash sufficient to pay all Securities then payable, then on and after such Final Maturity Date, Fundamental Change Purchase Date or Dividend Recapitalization Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 7, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

Section 2.9 Treasury Securities

In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11 Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 7.

All Securities that are redeemed or purchased pursuant to Article 5 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12 Legend; Additional Transfer and Exchange Requirements

(a) Transfer and Exchange of Global Securities.

(i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice, (y) if an Event of Default has occurred and is continuing, or (z) by the Company in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 11.6 or 11.7 hereof, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Certificated Securities had been issued.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.6(a); and

(ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 of Regulation S under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and order information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred in compliance with Rule 904 of Regulation S under the Securities Act;

(iii) if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act; or

(iv) a certification (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global

Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

(iii) in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, shall be accompanied by the following information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(iv) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(v) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3) if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act; or

(4) if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 1 to Exhibit A attached hereto (the “RESTRICTED LEGEND”), for so long as it is required by this Indenture to bear such legend.

(ii) Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(1) in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(2) in the case of a Restricted Global Security, each Registrar shall permit the Holder thereof to transfer such Restricted Global Security to a transferee who shall take such Security in the form of an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

(v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear a legend substantially to the same effect as the Restricted Legend.

(g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

(h) Additional Restrictions on Subscribers. Under the Subscription Agreement, the Subscribers and the Company have agreed that each Subscriber will be entitled to transfer all or a part of its Securities purchased by it to one or more (i) affiliated partnerships, (ii) funds managed by such Purchaser (or, in the case of Baytree Investments (Mauritius) Pte Ltd, the Temasek Group), (iii) investment companies or special purpose vehicles, in each case wholly-owned by such Purchaser (or, in the case of Baytree Investments (Mauritius) Pte Ltd, the Temasek Group), or (iv) any of the respective directors, officers or partners of an entity listed in (i), (ii), or (iii), subject to the prior written consent of the Company for the first twelve (12) months following the date of this Indenture and provided that any such transferee agrees in writing to be subject to the terms of the Subscription Agreement as if it were a Subscriber thereunder, provided that any such transfer must be effected in full compliance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder.

Section 2.13 CUSIP Numbers

The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.14 Ranking

The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such indebtedness.

Section 2.15 Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Fundamental Change Purchase Price or Dividend Recapitalization Purchase Price, and interest on the Security, for the purpose of receiving Common Stock and Cash, and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

ARTICLE 3

[RESERVED]

ARTICLE 4

[RESERVED]

ARTICLE 5

OPTIONAL REPAYMENT UPON A FUNDAMENTAL CHANGE

Section 5.1 Purchase of Securities at Option of the Holder Upon a Fundamental Change

(a) Put Option. In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder of Securities then outstanding shall have a one-time option to put all, but not part, of the Securities then owned by such Holder to the Company in exchange for cash in the amount of the Fundamental Change Purchase Price, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c). The Fundamental Change Purchase Price shall be payable on a date (the “FUNDAMENTAL CHANGE PURCHASE DATE”) designated by the Company but in no case later than five Business Days following the Fundamental Change Effective Date.

(b) Notice of Fundamental Change. At least 10 days prior to the Fundamental Change Effective Date (or as soon as practicable following the Company becoming aware of such Fundamental Change, if later), the Company shall notify the Trustee of the Fundamental Change and shall mail a written notice of the Fundamental Change (the “FUNDAMENTAL CHANGE COMPANY NOTICE”) to the Holders (and to beneficial owners as required by applicable law) in accordance with Section 16.2. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(1) the events causing such Fundamental Change and the date of such Fundamental Change;

(2) that such Holder has a right to require the Company to purchase all, but not less than all, of such Holder’s Securities;

(3) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(4) the Fundamental Change Purchase Date;

(5) the Fundamental Change Purchase Price;

(6) the procedures that the beneficial owner must follow to exercise its Fundamental Change purchase right under this Section 5.1;

(7) the name and address of the Paying Agent;

(8) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(9) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(10) that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice;

(12) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(13) the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holder in accordance with this Section 5.1(b); provided further, however, that the text of such notice shall be prepared by the Company. In the event a Fundamental Change does not occur on the anticipated Fundamental Change Effective Date, the Company may withdraw the Fundamental Change Company Notice issued with respect to such Fundamental Change.

(c) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “FUNDAMENTAL CHANGE PURCHASE NOTICE”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(2) the principal amount of the Securities that the Holder shall deliver to be purchased, which must be the entire principal amount of Securities held by such Holder; and

(3) that such Securities shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.2(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 5.2 Effect of Fundamental Change Purchase Notice

(a) Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below or the corresponding Fundamental Change Company Notice is withdrawn in accordance with Section 5.1(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 5.1(c)) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 7 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 5.2(b); (ii) the corresponding Fundamental Change Company Notice has been validly withdrawn in accordance with Section 5.1(b) or (iii) there shall be a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

(b) A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted; and

(2) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be the full principal amount of the Securities contemplated by the Fundamental Change Purchase Notice.

Section 5.3 Deposit of Fundamental Change Purchase Price

Prior to 1:00 p.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Fundamental Change Purchase Date, Cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with Section 5.2(b) of this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 5.4 Repayment to the Company

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 5.5 Compliance with Securities Laws upon Purchase of Securities

When complying with the provisions of Article 5 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Fundamental Change to be exercised in the time and in the manner specified therein.

ARTICLE 6

OPTIONAL REPAYMENT UPON A DIVIDEND RECAPITALIZATION

Section 6.1 Purchase of Securities at Option of Holders Upon a Dividend Recapitalization

(a) Put Option. In the event a Dividend Recapitalization shall occur at any time when any Securities remain outstanding, if the Ninety-Day VWAP falls below US$30.00 per share of Common Stock (subject to adjustment in the same manner as the adjustment of the Conversion Price under Section 7.4), then each Holder of Securities then outstanding shall have a one-time option (the “DIVIDEND RECAPITALIZATION PURCHASE OPTION”) to put all, but not part, of the Securities then owned by such Holder to the Company in exchange for Cash in the amount of the Dividend Recapitalization Purchase Price, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 6.1(c). Subject to Section 6.2(a), the Dividend Recapitalization Purchase Price shall be payable on a date (the “DIVIDEND RECAPITALIZATION PURCHASE DATE”) designated by the Company but in no case later than ten (10) Business Days following the end of the period over which the Ninety-Day VWAP is calculated.

(b) Notice of Dividend Recapitalization Purchase Option. No later than five (5) Business Days following the end of the period over which the Ninety-Day VWAP is calculated, if the Ninety-Day VWAP is below US$30.00, the Company shall notify the Trustee of the Dividend Recapitalization Purchase Option and shall mail a written notice of the Dividend Recapitalization Purchase Option (the “DIVIDEND RECAPITALIZATION COMPANY NOTICE”) to the Holder (and to beneficial owners as required by applicable law) in accordance with Section 16.2. The notice shall include the form of a Dividend Recapitalization Purchase Notice to be completed by the Holders and shall state, as applicable:

(1) the date of such Dividend Recapitalization;

(2) that such Holder has a right to require the Company to purchase such Holder’s Securities;

(3) the date by which the Dividend Recapitalization Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Dividend Recapitalization Purchase Option;

(4) the Dividend Recapitalization Purchase Date;

(5) the Dividend Recapitalization Purchase Price;

(6) the procedures that the Holder must follow to exercise its Dividend Recapitalization Purchase Option under this Section 6.1;

(7) the name and address of the Paying Agent;

(8) that the Securities must be surrendered to the Paying Agent to collect payment of the Dividend Recapitalization Purchase Price;

(9) that the Dividend Recapitalization Purchase Price for any Security as to which a Dividend Recapitalization Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Dividend Recapitalization Purchase Date and the time of surrender of such Security;

(10) that the Securities with respect to which a Dividend Recapitalization Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if either (i) the Dividend Recapitalization Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of Dividend Recapitalization Purchase Price;

(11) the procedures for withdrawing a Dividend Recapitalization Purchase Notice;

(12) that, unless the Company defaults in making payment of such Dividend Recapitalization Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Dividend Recapitalization Purchase Date; and

(13) the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

At the Company’s request, the Trustee shall give the Dividend Recapitalization Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Dividend Recapitalization Company Notice must be given to the Holder in accordance with this Section 6.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c) Dividend Recapitalization Purchase Notice. A Holder may exercise its right specified in Section 6.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “DIVIDEND RECAPITALIZATION PURCHASE NOTICE”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Dividend Recapitalization Purchase Date. The Dividend Recapitalization Purchase Notice must state:

(1) if Certificated securities are to be delivered, the certificate numbers of the Securities that the Holders shall deliver to be purchased;

(2) the principal amount of the Securities that the Holder shall deliver to be purchased, which must be the entire principal amount of Securities held by such Holder; and

(3) that such Securities shall be purchased by the Company on the Dividend Recapitalization Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Dividend Recapitalization Purchase Price; provided, however, that such Dividend Recapitalization Purchase Price shall be paid pursuant to this Section 6.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Dividend Recapitalization Purchase Notice.

(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Dividend Recapitalization Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 6.2 Effect of Dividend Recapitalization Purchase Notice

(a) Upon receipt by any Paying Agent of the Dividend Recapitalization Purchase Notice specified in Section 6.1(c), the Holder of the Security in respect of which such Dividend Recapitalization Purchase Notice was given shall (unless such Dividend Recapitalization Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Dividend Recapitalization Purchase Price with respect to such Security. Such Dividend Recapitalization Purchase Price shall be paid to such Holder promptly following the later of (i) the Dividend Recapitalization Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 6.1(c)) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.1(c). A Security in respect of which a Dividend Recapitalization Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 7 hereof on or after the date of the delivery of such Dividend Recapitalization Purchase Notice, unless either (i) such Dividend Recapitalization Purchase Notice has first been validly withdrawn in accordance with Section 6.2(b); or (ii) there shall be a default in the payment of the Dividend Recapitalization Purchase Price, provided, that the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

(b) A Dividend Recapitalization Purchase Notice may be withdrawn by any Holder delivering such Dividend Recapitalization Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Dividend Recapitalization Purchase Date, specifying:

(1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted; and

(2) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be the full principal amount of the Securities contemplated by the original Dividend Recapitalization Purchase Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Dividend Recapitalization Purchase Notice or written notice of withdrawal thereof.

Section 6.3 Deposit of Dividend Recapitalization Purchase Price

Prior to 1:00 p.m., New York City time, on the Dividend Recapitalization Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Dividend Recapitalization Purchase Date) sufficient to pay the aggregate Dividend Recapitalization Purchase Price of all the Securities that are to be purchased on that Dividend Recapitalization Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Dividend Recapitalization Purchase Date, Cash sufficient to pay the aggregate Dividend Recapitalization Purchase Price of all Securities for which a Dividend Recapitalization Purchase Notice has been delivered and not validly withdrawn in accordance with Section 6.2(b) of this Indenture, then, on and after such Dividend Recapitalization Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Dividend Recapitalization Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 6.4 Repayment to the Company

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 6.3 exceeds the aggregate Dividend Recapitalization Purchase Price of the Securities that the Company is obligated to purchase on the Dividend Recapitalization Purchase Date, then, promptly after the Dividend Recapitalization Purchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 6.5 Compliance with Securities Laws upon Purchase of Securities

When complying with the provisions of Article 6 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Dividend Recapitalization to be exercised in the time and in the manner specified therein.

ARTICLE 7

CONVERSION

Section 7.1 Conversion Privilege

(a) Subject to the terms and conditions of this Article 7, provided that the Closing Price of the Common Stock is greater than or equal to the Conversion Price on the Conversion Date, each Holder shall be entitled to convert, at such Holder’s sole option, any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock, at the Conversion Rate. The Company shall not issue any fractional shares of Common Stock upon any conversion. If the Holder elects to convert its Security into Common Stock as described in this Section 7.1, the Company shall be entitled to (i) deliver shares of Common Stock to the Holder, (ii) pay the Holder an amount in Cash equal to the market value of the shares calculated using the Closing Price of the Common Stock on the Conversion Date, or (iii) any combination thereof, in accordance with Section 7.6. If the issuance of Common Stock would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price on the Conversion Date. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by such Holder with respect to such Common Stock and the Company shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(b) Securities delivered for conversion will be deemed to have been converted at immediately prior to 5:00 p.m. on the Conversion Date. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted (or, in accordance with the immediately preceding sentence or with Section 7.2, is deemed to have converted or become a record holder of Common Stock) its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 7.

Section 7.2 Conversion Procedure.

(a) Optional Conversion. With effect only from the date that is one (1) year following the date of this Indenture, the Holder may convert any Conversion Amount into shares of Common Stock on any date (a “CONVERSION DATE”) by (A) transmitting by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached to the form of Security as Exhibit I (the “CONVERSION NOTICE”) to the Company and (B) if the Security is a Certificated Security, surrendering the Security to a reputable common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to the Security in the case of its loss, theft or destruction). On or before the third Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a notice addressed to the Holder and the Company’s transfer agent (the “TRANSFER AGENT”) confirming (i) receipt of such Conversion Notice and (ii) the method by which the Company intends to satisfy its Conversion Obligation in accordance with Section 7.6(a). If the Security is physically surrendered for conversion and the outstanding Principal balance of the Security (together with any accrued and unpaid Interest thereon) is greater than the Conversion Amount being converted, then the Company shall as soon as practicable after, and no later than three (3) Trading Days following, receipt of the Security, and in each case at its own expense, issue, and the Trustee shall authenticate awith the terms of this Note and the Indenture, and upon such

(b) exercise the Companynd deliver to the Holder, a new Security (in accordance with the terms of the Security) representing the outstanding Principal balance of the Security not converted. For the avoidance of doubt, any accrued and unpaid Interest on the outstanding Principal balance of the Security not converted shall remain outstanding and payable at the next Interest Payment Date. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Security shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of the Security pursuant hereto or to the terms of the Security, the Conversion Amount converted shall be deducted from the aggregate amount of the outstanding Principal balance of the Security and any accrued and unpaid Interest thereon for the purposes of calculating future Interest payments due on the Security pursuant to the terms of this Indenture and the Security following such partial conversion.

(c) The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, by physical delivery of the Certificated Note to the Company in accordance with the terms of this Note and the Indenture, and upon such exercise the Company shall, provided all of the other requirements for conversion have been satisfied by the Holder, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of

Common Stock to which the Holder shall be entitled, in each case by no later than the fourth (4th) Trading Day following the date of receipt of this Note (whether through book-entry transfer or physical delivery). To the extent that Exchange Shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Directors. Such certificate shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had held such office on the date of issue.

(d) The person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date on which such Security was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No separate payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security except as provided in this Indenture.

Section 7.3 Company to Provide Stock

(a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c) The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national and regional securities exchange or on Nasdaq or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

(d) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.

Section 7.4 Conversion Price Adjustment.

(a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Company, and distributions or issuances in respect thereof shall be disregarded.)

(b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than forty-five (45) days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would then be in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets, Common Stock, rights or warrants referred to in Section 7.4(b) and other than pursuant to a Fundamental Change or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the then Fair Market Value of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any capital stock of, or other equity interest in, any subsidiary or other business unit of the Company (a “SPIN OFF”) and, immediately after such distribution, such capital stock or other equity interest is registered under the Exchange Act and listed and publicly traded on a national securities exchange registered under Section 6 of the Exchange Act, then the Conversion Price in effect immediately prior to the close of business on the date fixed for such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such distribution less (ii) the average of the Closing Prices of the amount of such capital stock or other equity interests distributed per share of Common Stock on such exchange during the first ten days of such public trading immediately following and including the effective date of the Spin Off and the denominator shall be the Current Market Price on the date fixed for such distribution.

(e) In case the Company shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of all other distributions to all or substantially all holders of its Common Stock paid exclusively in cash within the twelve (12) months preceding the date fixed for the payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds nine percent (9%) of the product of the Current Market Price on the date fixed for such payment times the number of shares of Common Stock on which such distribution is paid (such excess being herein referred to as the “EXCESS DISTRIBUTION AMOUNT”), the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Adjusted Current Market Price on the date fixed for such payment less the Per Share Excess Distribution Amount paid in such distribution and the denominator shall be such Adjusted Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment.

(f) In case the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

(g) In case the Company shall, by dividend or otherwise, make a distribution referred to in Section 7.4(d) or 7.4(e), the Holder converting the Security (or any portion of the outstanding Principal balance of the Security (together with any accrued and unpaid Interest thereon)) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution shall also be entitled to receive, for each share of Common Stock into which the Security (or portion of the outstanding Principal balance of the Security (together with any accrued and unpaid Interest thereon) being converted), the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such Holder an amount in Cash equal to the Fair Market Value thereof or (ii) distribute to such Holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, Cash or assets no later than the date of payment thereof to holders of shares of Common Stock receiving such distribution.

(h) In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any Fundamental Change, and provided in the case of a Fundamental Change that the Holder does not elect the Fundamental Change Option pursuant to Section 5.1, each Security then outstanding shall, without the consent of any Holder of Securities, become convertible in accordance with this Indenture and the Security, only into the kind and amount of securities (of the Company or another issuer), Cash and other property receivable upon such reclassification or Fundamental Change by a holder of the number of shares of Common Stock into which such Security could have been converted immediately prior to such reclassification or Fundamental Change, after giving effect to any adjustment event. The provisions of this Section 7.4(h) and any equivalent thereof in any such securities similarly shall apply to successive reclassifications or Fundamental Changes. The provisions of this Section 7.4(h) and Section 5.1 shall be the sole rights of Holders of Securities in connection with any reclassification or Fundamental Change and such Holders shall have no separate vote thereon.

(i) The Company may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the Common Stock.

(j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one tenth of one percent (0.1%) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 7.4(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 7.5 Notice of Adjustment

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 16.2, and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 7.6 Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

(a) In lieu of delivery of shares of Common Stock in satisfaction of the Company’s obligation upon conversion of the Securities (the “CONVERSION OBLIGATION”), the Company may elect to deliver Cash or a combination of Cash and shares of Common Stock in accordance with the provisions of this Indenture. The Company shall notify the Holder(s) in writing of the method by which the Company intends to satisfy its Conversion Obligation as follows: (i) no later than 11 Trading Days immediately preceding the Final Maturity Date, in respect of Securities to be converted during the period beginning 10 Trading Days immediately preceding the Final Maturity Date and ending one Trading Day immediately preceding the Maturity Date; and (ii) no later than three Trading Days immediately following the Conversion Date in all other cases (such period, the “SETTLEMENT NOTICE PERIOD”). If the Company fails to give the notice described in the preceding sentence within the prescribed time periods, then the Company shall satisfy its Conversion Obligation only in shares of Common Stock (and Cash in lieu of fractional shares). If the Company elects to satisfy any portion of its Conversion Obligation in Cash, the Company shall specify in such notice the amount to be satisfied in Cash either as a percentage of the Conversion Obligation or as a fixed dollar amount. The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not have any obligation to satisfy its Conversion Obligations arising on different Trading Days in the same manner.

Section 7.7 Trustee’s Disclaimer.

Neither the Trustee nor any other Agent shall have any responsibility or duty to calculate the Conversion prices, to determine when an adjustment under this Article 7 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.5. Neither the Trustee nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities. Neither the Trustee nor any Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 7. Neither the Trustee nor any Agent shall be responsible for determining whether any event contemplated by Section 7 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Agent an Officer’s Certificate stating that such event has occurred (it being understood that the Company shall not be required to deliver an Officer’s Certificate each time the condition set forth in Section 7.1(c) that the Closing Price of the Common Stock is greater than or equal to the Conversion Price is satisfied), on which Officer’s Certificate the Trustee and any such Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Agent immediately after the occurrence of any such event.

ARTICLE 8

[RESERVED]

ARTICLE 9

COVENANTS

Section 9.1 Payment of Securities

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The principal amount, the Fundamental Change Purchase Price, the Dividend Recapitalization Purchase Price, and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 1:00 p.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due; provided that PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) a written order from the Company signed by one Officer to increase the balance of any Global Security to reflect such PIK Interest or (ii) PIK Securities duly executed by the Company together with a written order of the Company signed by one Officer requesting the authentication of such PIK Securities by the Trustee. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate specified by the Securities per annum.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed as specified in the Securities.

Section 9.2 Reports and Certain Information

(a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the

Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

(b) At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

(c) Notwithstanding the foregoing, any reports or other information required to be filed, delivered or furnished pursuant to this Section 9.2 shall be deemed filed, delivered or furnished if filed electronically with the SEC through the SEC’s Electronic Data Gathering Analysis and Restrict System (or any successor system).

Section 9.3 Compliance Certificates

The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate as to such Officer’s knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 9.4 Maintenance of Corporate Existence

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 10.1, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 10.1.

Section 9.5 Stay, Extension and Usury Laws

The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Fundamental Change Purchase Price or Dividend Recapitalization Purchase Price in respect of Securities, or any interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.6 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the Borough of Manhattan, the City of New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.2.

Section 9.7 Notice of Default

In the event that any Default or Event of Default shall occur, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

ARTICLE 10

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1 Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person, unless:

(1) either:

(A) the resulting, surviving or transferee Person is the Company or

(B) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may transfer all or substantially all of its assets to a wholly-owned Subsidiary without such Subsidiary assuming the obligations of the Company under the Securities and this Indenture, provided that (i) such Subsidiary shall be required to become a Subsidiary Guarantor in accordance with Section 10.2 if the Company issues debt securities and any of the Company’s Subsidiaries guarantee such debt securities, (ii) such Subsidiary is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (iii) immediately after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transfer complies with this Article and that all conditions precedent herein provided for relating to such transfer have been complied with.

Section 10.2 Transfer of Assets to Subsidiary.

(a) If the Company has transferred all or substantially all of its assets to a wholly-owned Subsidiary as permitted by Section 10.1 and the Company issues debt securities and such Subsidiary guarantees such debt securities, such Subsidiary shall become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee (a “SUBSIDIARY GUARANTEE”) all of the Company’s obligations under the Securities and this Indenture on a senior unsecured basis, on terms substantially consistent with guarantees of substantially similar debt obligations, and (ii) cause an Opinion of Counsel to be delivered to the Trustee to the effect that such supplemental indenture has been duly authorized and executed by each such Person and constitutes the valid, binding and enforceable obligation of each such Person (subject to customary exceptions concerning creditors’ rights and equitable principles).

(b) Such supplemental indenture shall be executed by manual signature on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer or Vice Presidents, attested by its Secretary or Assistant Secretary.

(c) Such supplemental indenture bearing the manual signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the supplemental indenture or did not hold such offices at the date of such supplemental indenture.

(d) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Subsidiary Guarantor.

Section 10.3 Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 11

DEFAULT AND REMEDIES

Section 11.1 Events of Default.

An “Event of Default” shall occur if:

(a) Nonpayment of Principal. The Company fails to pay when due any amount of the outstanding Principal balance of the Securities; or

(b) Nonpayment of Interest. The Company fails to pay any installment of Interest on the Securities when due and payable; or

(c) Representations and Warranties. Any representation or warranty made to the Subscribers in the Subscription Agreement proves to be false or erroneous in any material respect when made; or

(d) Bankruptcy. The institution of bankruptcy, reorganization, readjustment of any debt, liquidation or receivership proceedings by or against the Company occurs under Title 11 of the United States Code entitled “Bankruptcy”, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing which is not dismissed within ninety (90) days of the institution thereof; or

(e) Insolvency. Any admission by the Company that the Company is unable to pay its debts as such debts mature or an assignment for the benefit of the creditors of the Company; or

(f) Judgment. Entry by any court of a final judgment in an amount in excess of US$250,000,000.00 against the Company which is not discharged or stayed within ninety (90) days thereof; or

(g) Receivership. The appointment of a receiver or trustee for the Company; or

(h) Acceleration of Other Debt. The acceleration of the maturity of any indebtedness for borrowed money of the Company owing to any other Person in an amount in excess of US$250,000,000.00, provided however, if the documents evidencing the accelerated indebtedness do not provide for a cure period prior to acceleration and the Company causes the acceleration to be rescinded within sixty (60) days after the date of acceleration, then the Event of Default under this Section 11.1 shall be deemed to be cured as a result of such rescission of acceleration within such sixty (60) day period.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 9.3 or Section 9.7), the Paying Agent, any Holder or any agent of any Holder.

Section 11.2 Default Cure Period.

Subject to the terms and conditions herein, if the Company cures or causes to be cured such Default or Event of Default within sixty (60) days after receiving written notice thereof, the parties will be restored to their respective rights and obligations under the Security and the Indenture as if no Default or Event of Default had occurred.

Section 11.3 Acceleration.

(a) Subject to the terms and conditions herein, if any Event of Default occurs and has not been waived in writing by the Holders in accordance with Section 11.5, a Holder, at such Holder’s option, may, with the approval of the Holders holding a majority of the aggregate outstanding Principal balance of the then outstanding Securities, by written notice to the Trustee and the Company, terminate all of such Holder’s obligations under the Security and the Subscription Agreement, declare all Securities of, and all sums due to, such Holder pursuant to its Securities and/or the Subscription Agreement to be immediately due and payable, whereupon the same will become forthwith due and payable and such Holder will be entitled to proceed to selectively and successively enforce such Holder’s rights under the Subscription Agreement or any other instruments delivered to such Holder in connection with the Subscription Agreement (including any Securities).

(b) The Holders holding a majority in aggregate principal amount of the Securities then outstanding or the Holder originally causing the acceleration by written notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree and (b) all payments due to the Trustee and any predecessor Trustee under Section 12.6 have been made. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 11.4 Default Interest.

(a) Upon the occurrence of an Event of Default which has not been waived or timely cured during the sixty (60) day cure period as provided in Section 11.2, Interest shall accrue on the amount of the then outstanding Principal balance of the Securities and any accrued and unpaid Interest thereon (“DEFAULT INTEREST”) at a rate equal to the rate of Interest in effect immediately prior to adjustment pursuant to this Section 11.4 plus 2% per annum from the date on which such Event of Default occurred up to the date on which that Event of Default is remedied by the Company or waived by the Holder (or, if earlier, the Final Maturity Date) as well after as before judgment. Default Interest shall be payable in the same form as PIK Interest and will accrue daily on the basis of a 360-day year of twelve 30-day months in arrears.

(b) If the Company fails to close an Exchange Offer (as such term is defined in Section 6.1 of the Subscription Agreement) or to cause a Registration Statement (as such term is defined in Section 6.2 of the Subscription Agreement) to be effective by the date that is one year from the date of this Indenture, Interest shall accrue on the amount of the then outstanding Principal balance of the Securities and any accrued and unpaid Interest thereon (“REGISTRATION DEFAULT INTEREST”) at a rate equal to the rate of Interest in effect immediately prior to adjustment pursuant to this Section 11.4(b) plus (i) for the first 180 days during which such Registration Default Interest is applicable, 0.5% per annum, and (ii) thereafter, 1.0% per annum, from the date that is one year from the date of this Indenture until the date upon which such Exchange Offer closes or such Registration Statement becomes effective, as applicable, (or, if earlier, the Final Maturity Date); provided that if the Securities are freely tradable and a Registration Statement has been declared effective with respect to the shares of Common Stock, the Registration Default Interest shall cease to apply. Registration Default Interest shall be payable in the same form as PIK Interest and will accrue daily on the basis of a 360-day year of twelve 30-day months in arrears.

Section 11.5 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 11.6 Waiver of Defaults and Events of Default.

Subject to Sections 11.9 and 13.2, the Holders holding a majority in aggregate principal balance of the then outstanding Securities by notice to the Trustee may waive any Default or Event of Default which has occurred together with any of its consequences and, in such event, the Holders and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Default or Event of Default so waived will, for all purposes of this Agreement with respect to the Holders, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default. This Section 11.6 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.7 Control by Majority

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 11.6 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.8 Limitations on Suits

Subject to Section 11.7, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of greater than 50% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holder or Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 11.9 Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Purchase Price, Dividend Recapitalization Purchase Price or interest (including Registration Default Interest) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 7 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 11.10 Collection Suit by Trustee

If an Event of Default in the payment of principal or interest specified in the Security occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 12.6.

Section 11.11 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 11.12 Priorities

Any money or property collected by the Trustee pursuant to this Article 11, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 12.6;

Second, to Security holders for amounts due and unpaid on the Securities for the principal amount, Dividend Recapitalization Purchase Price, Fundamental Change Purchase Price or interest (including Registration Default Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 11.12. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 11.13 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 11.13 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 11.3, or a suit by Holders of more than 50% in aggregate principal amount of the Securities then outstanding. This Section 11.13 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 12

TRUSTEE

Section 12.1 Certain Duties and Responsibilities of Trustee

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(1) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 12.2 Certain Rights of Trustee

Except as otherwise provided in Section 12.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) Except with respect to Section 9.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 9. In addition, the Trustee shall not be deemed to have knowledge or be charged with knowledge of a Default or Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 9.1, 11.1(a) or 11.1(b) and (ii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or obtained actual knowledge;

(i) Delivery of reports, information and documents to the Trustee under Section 9.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates, except as otherwise provided herein);

(j) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(k) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(n) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(o) The Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall notify the Company in writing prior to making such withholding or deduction from such payment, shall make such payment after such withholding or deduction has been made, shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax, and the Company agrees to provide to the Trustee a copy of any IRS Forms W-8 or IRS Forms W-9 received by the Company from a Securityholder in respect of such Securityholder’s ownership of the Securities.

Section 12.3 Trustee Not Responsible for Recitals or Issuance or Securities

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

(d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, it shall not be responsible for the correctness of any recital contained, or for any statement of the Company, in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication, or the determination as to which beneficial owners are entitled to receive any notices hereunder. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Securities or any document issued in connection with the sale of Securities.

(e) The Trustee shall not be responsible for making any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 12.4 May Hold Securities

The Trustee or any Paying Agent, Security Registrar or Conversion Agent in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or Conversion Agent.

Section 12.5 Moneys Held in Trust

Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 12.6 Compensation and Reimbursement

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the Securities, the resignation or removal of the Trustee and the termination for any reason of this Indenture.

(b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 11.1(b) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For the purposes of this Section 12.6, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 12.7 Reliance on Officer’s Certificate

Except as otherwise provided in Section 12.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 12.8 Disqualification; Conflicting Interests

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 12.9 Corporate Trustee Required; Eligibility

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.10.

Section 12.10 Resignation and Removal; Appointment of Successor

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 12.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 12.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Company’s Board of Directors, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may, as it may deem proper prescribe or appoint a successor trustee.

(d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.11.

(e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Company’s Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 12.11, the Trustee shall be deemed to have resigned as contemplated in Subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 12.11, all as of such date, and all other provisions of this Section and Section 12.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Subsection (e).

(f) At any time there shall be only one Trustee with respect to the Securities.

Section 12.11 Acceptance of Appointment By Successor

(a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 12.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 12.12 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 12.8 and eligible under the provisions of Section 12.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 12.13 Preferential Collection of Claims Against the Company

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

Section 12.14 Notice of Defaults

If a Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the default within 45 days after the Trustee receives notice of such a Default. Except in the case of a default in payment of principal of or interest (including Registration Default Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the holders of such Securities.

ARTICLE 13

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 13.1 Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a) to cure any ambiguity, defect, omission, mistake or inconsistency, to correct or supplement any provision herein or in any Subsidiary Guarantee which may be inconsistent with any other provision herein or in any Subsidiary Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture or any Subsidiary Guarantee which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (a) shall not adversely affect the interests of the Holders in any material respect;

(b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e) to add a guarantor;

(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to secure the Securities;

(h) to comply with the rules of any applicable securities depositary, including the Depositary;

(i) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

(j) in the event that PIK Securities are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Securities and establish minimum redemption amounts for certificated PIK Securities.

Section 13.2 With Consent of Holders

The Company and the Trustee may amend or supplement the Securities, this Indenture or any Subsidiary Guarantee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the Security and Section 11.3, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 13.4, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a) change the stated maturity of the principal of or the payment date of any installment of interest (including Registration Default Interest, if any) on or with respect to the Securities;

(b) reduce the principal amount of, Fundamental Change Purchase Price of, Dividend Recapitalization Purchase Price of, or rate of interest on any Security (other than to cease to apply the Registration Default Interest in accordance with Section 11.4);

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the currency of payment of principal of, Fundamental Change Purchase Price of, Dividend Recapitalization Purchase Price, or interest (including Registration Default Interest, if any) with respect to which the Securities is payable;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) modify the provisions with respect to the rights of, or restrictions on, Holders to transfer any Securities;

(g) modify the provisions with respect to the purchase rights of Holders as provided in Article 5 or modify the provisions of any Subsidiary Guarantee or the provisions of this Indenture relating to any such Subsidiary Guarantee in a manner adverse to Holders;

(h) adversely affect the right of Holders to convert Securities other than as provided in this Indenture;

(i) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture;

(j) alter the manner of calculation or rate of accrual of interest (including Registration Default Interest, if any), Fundamental Change Purchase Price, or Dividend Recapitalization Purchase Price on any Security or extend the time for payment of any such amount; or

(k) modify the provisions of Section 11.4(b) of this Indenture or waive, suspend or reduce the Company’s obligations under such provisions.

It shall not be necessary for the consent of the Holders under this Section 13.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 13.1 or this Section 13.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 13.3 Compliance with Trust Indenture Act

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 13.4 Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 13.5 Notation on or Exchange of Securities

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 13.6 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 12.1, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 13.7 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 14

[RESERVED]

ARTICLE 15

SATISFACTION AND DISCHARGE

Section 15.1 Satisfaction and Discharge of the Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Final Maturity Date or upon acceleration, (including under arrangements satisfactory to the Trustee with respect to the delivery of the notice of redemption), or with respect to any Fundamental Change Purchase Date, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) on such date;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.6 and, if money shall have been deposited with the Trustee pursuant to Section 15.1(a)(ii), the obligations of the Trustee under Section 15.2 shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article 7, Article 15, and Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.14, Section 9.1, Section 9.5 and Section 9.6 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.

Section 15.2 Repayment to the Company

The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

Section 16.2 Notices

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, TX 77002

Attention: Chief Financial Officer

Fax No.: (713) 375-6000

Phone no.: (713) 375-5000

if to the Trustee, to:

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, NY 10286

Attention: Corporate Trust Division – Corporate Finance Unit

Facsimile No.: 212-815-5915

Such notices or communications to the Trustee shall be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth about as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 16.3 Communications by Holders with Other Holders

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other person shall have the protection of TIA Section 312(c).

Section 16.4 Certificate and Opinion as to Conditions Precedent

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 16.5 Record Date for Vote or Consent of Securityholders

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 13.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 16.6 Rules by Trustee, Paying Agent, Registrar and Conversion Agent

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 16.7 Legal Holidays

A “LEGAL HOLIDAY” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date (as defined in the Security) is a Legal Holiday, the record date shall not be affected.

Section 16.8 Governing Law; JURY TRIAL WAIVER

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 16.9 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.10 No Recourse Against Others

No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in the Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities. All liability described in this Section 16.10 of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 16.11 Successors

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 16.12 Multiple Counterparts

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 16.13 Separability

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14 Calculations in Respect of the Securities

The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

Section 16.15 Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Maryann Joseph
Name: Maryann Joseph
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[THIS UNSECURED PIK CONVERTIBLE NOTE DUE 2021 (THIS “NOTE”) (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTES, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY], ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]1

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN

[1]	Private Placement Legend to be included in Restricted Securities

CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.]3

[2]	Legend to be included in Global Notes.
[3]	Legend to be included in Regulation S Temporary Notes, if applicable

2

CUSIP [            ]

ISIN [            ]4

FORM OF [RULE 144A] [REGULATION S] [GLOBAL] UNSECURED PIK CONVERTIBLE NOTE DUE 2021

Aggregate Original Principal Amount: [Up to][5] US$[1,000,000,000]	Issuance Date: November 28, 2014

FOR VALUE RECEIVED, Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [CEDE & CO.][            ] or registered assigns thereof (the “Holder”) (i) the amount set out above as the Original Principal Amount (as such amount may be (i) increased pursuant to the payment of any PIK Interest (as defined below), or (ii) reduced pursuant to any conversion effected in accordance with the terms hereof or otherwise, the balance of such amount from time to time being the “outstanding Principal balance”), [as revised by the Schedule of Exchanges of Interest in the Global Note attached hereto]6 when due, whether upon the Maturity Date (as defined below), acceleration, or otherwise (in each case in accordance with the terms hereof). The Company further promises to pay interest on any outstanding Principal from time to time, in the manner and at the interest rates specified in Section 2 hereof. This Unsecured PIK Convertible Note Due 2021 (including all Unsecured PIK Convertible Notes Due 2021 issued (i) in payment of PIK Interest under Section 2(b) and (ii) in exchange, transfer or replacement hereof) (the “Note” and, where the context requires, collectively, the “Notes”), is issued pursuant to the Indenture, dated as of November 28, 2014, between the Company and The Bank of New York Mellon, as Trustee, on the Issuance Date. Certain capitalized terms used herein are defined in Section 24. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent permitted by applicable law, if any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1. PAYMENTS OF PRINCIPAL.

(a) Provided there is no Default and the Holder has not elected either the Fundamental Change Option pursuant to Section 4 or the Dividend Recapitalization Option pursuant to Section 5, the entire unpaid Principal balance of the Note (together with any accrued and unpaid Interest thereon in respect of the period commencing on the last Interest Payment Date prior to the Maturity Date, and ending on the Maturity Date) will be due and payable on the Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount representing the entire outstanding Principal balance of the Note (together with any accrued and unpaid Interest) in (i) cash or (ii) at the election of the Holder, shares of common stock, par value US$0.003 per share (the “Common Stock”) of the Company, subject to the last sentence of this Section 1(a). If the Holder delivers a written notice to the Company on or before the Maturity Date requesting that payment of the entire outstanding Principal balance of the Note (together with any accrued and unpaid Interest) be made in Common Stock, the Company shall convert the Conversion Amount (as defined below) due on the Maturity Date into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as defined below), subject to the last sentence of this Section 1(a). If the Holder makes an election as described in this Section 1(a), the Company shall be entitled to (i) deliver shares of Common Stock to the Holder, (ii) pay the Holder an amount in cash equal to the market price (or, if no such market price exists, the fair market value) (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) (as to any securities or other property, the “Fair Market Value”) of the Common Stock on the Maturity Date, or (iii) any combination thereof.

[4]	Rule 144A Note CUSIP: 16411R AF6

Rule 144A Note ISIN: US16411RAF64

Regulation S Note CUSIP: U16344 AB6

Regulation S Note ISIN: USU16344AB68

[5]	Include in Global Notes
[6]	Include in Global Notes

3

(b) The “Maturity Date” shall be May 28, 2021.

2. INTEREST; INTEREST RATE.

(a) During the term of this Note, Interest shall accrue on the outstanding Principal balance of the Note at an interest rate of 4.875% per annum, commencing on the Issuance Date, payable semi-annually in arrears on each June 30 and December 31, commencing December 31, 2014 (each, an “Interest Payment Date”) to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date, in the form set forth in Section 2.2 of the Indenture and on the other terms herein and in the Indenture, except for the issuance date of One Dollar (US$1.00) and integral multiples thereof (“PIK Interest”), in an aggregate amount equal to the amount of Interest that would be payable on this Note, if such Interest were paid in cash. Any such PIK Interest, as part of the outstanding Principal balance of the Note, shall accrue Interest at the interest rate set forth above.

(b) Subject to the terms of the Indenture, on each Interest Payment Date on which the Company pays interest in PIK Interest (a “PIK Payment”) by issuing certificated Securities, the Company shall (i) issue and deliver the additional Notes representing the amount of the PIK Interest to the Holder entitled to such payment of PIK Interest or, upon notice to the Holder, in lieu of delivering physical additional Notes, the Company shall make a record on its books of the additional Notes so issued without delivering physical Notes to the Holder. Subject to the terms of the Indenture, on any Interest Payment Date on which the Company makes a PIK Payment with respect to a Global Security, the Trustee shall increase the principal amount of such Global Security by an amount equal to the interest payable as PIK Interest, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Security as of the relevant record date for such Interest Payment Date, to the credit of the Holder on such record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security to reflect such increase.

(c) Interest hereunder will be paid to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes. All Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3. CONVERSION OF NOTES. This Note shall be convertible by the Holder into shares of the Company’s Common Stock on the terms and conditions set forth in this Section 3 and the Indenture.

(a) Conversion Right. Provided that the Closing Sale Price of the Common Stock is greater than or equal to the Conversion Price (as defined below) on the Conversion Date (as defined below), the Holder shall be entitled to convert, at the Holder’s sole option, any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock, at the Conversion Rate (as defined below). The Company shall not issue any fractional shares of Common Stock upon any conversion. If the Holder elects to convert its Note into Common Stock as described in this Section 3(a), the Company shall be entitled to (i) deliver shares of Common Stock to the Holder, (ii) pay the Holder an amount in cash equal to the market value of the shares calculated using the Closing Sale Price of the Common Stock on the Conversion Date, or (iii) any combination thereof. If the issuance of Common Stock on conversion would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Sale Price on the Conversion Date. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Stock and the Company shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price (the “Conversion Rate”).

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(i) “Conversion Amount” means the sum of (A) the portion of the outstanding Principal balance of the Note to be converted, with respect to which this determination is being made, and (B) any accrued and unpaid Interest on the outstanding Principal balance of the Note as at the Conversion Date, if any.

(ii) “Conversion Price” initially means US$93.64, subject to adjustment from time to time as set forth herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. With effect only from the date that is one (1) year following the Closing Date, the Holder may convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”) by (A) transmitting by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if the Security is a Certificated Security surrendering this Note to a reputable common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a notice addressed to the Holder and the Company’s transfer agent (the “Transfer Agent”) confirming (i) receipt of such Conversion Notice and (ii) the method by which the Company intends to satisfy its Conversion Obligation in accordance with the Indenture (in satisfaction of the Company’s obligation to notify the Holder of its chosen conversion method under Section 7.6(a) of the Indenture). If this Note is physically surrendered for conversion and the outstanding Principal balance of this Note (together with any accrued and unpaid Interest) is greater than the Conversion Amount being converted, then the Company shall, as soon as practicable after, and no later than three (3) Trading Days following, receipt of this Note, in each case at its own expense, issue, and the Trustee shall authenticate and deliver to the Holder, a new Note (in accordance with Section 14(d)) representing the outstanding Principal balance of the Note not converted. For the avoidance of doubt, any accrued and unpaid Interest on the outstanding Principal balance of the Note not converted shall remain outstanding and payable at the next Interest Payment Date. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Conversion Amount converted shall be deducted from the aggregate amount of the outstanding Principal balance of the Note and any accrued and unpaid Interest thereon for the purposes of calculating future Interest payments due on the Note pursuant to Section 2 following such partial conversion.

(ii) Delivery of Securities on Conversion. The right of conversion attaching to any Note may be exercised (i) if such Note is represented by a Global Note, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if the Note is represented by a Certificated Note, by physical delivery of the Certificated Note to the Company in accordance with the terms of this Note and the Indenture, and upon such exercise the Company shall, subject to the terms of the Indenture, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, in each case by no later than the fourth Trading Day following the date of receipt of this Note (whether through book-entry transfer or physical delivery). To the extent that Exchange Shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Directors. Such certificate shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had held such office on the date of issue.

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4. OPTIONAL REPAYMENT UPON FUNDAMENTAL CHANGE. If a Fundamental Change occurs, the Company shall deliver to the Holder a Fundamental Change Company Notice no less than ten (10) days prior to the Fundamental Change Effective Date, (or as soon as practicable following the Company becoming aware of such Fundamental Change, if later). In the event a Fundamental Change does not occur on the anticipated Fundamental Change Effective Date, the Company may withdraw the Fundamental Change Company Notice issued with respect to such Fundamental Change. The Holder will have a one-time option to put all of the Note (if then outstanding) to the Company in exchange for (i) if the consideration received for the transaction or transactions is at least 10% cash (or non-capital stock), the payment in cash of an amount equal to one hundred and twenty-five percent (125%) of the entire outstanding Principal balance of the Note and accrued and unpaid Interest thereon; or (ii) if more than 90% of the consideration received for the transaction or transactions is in the form of capital stock, the payment in cash of an amount equal to one hundred percent (100%) of the entire outstanding Principal balance of the Note and accrued and unpaid Interest thereon, in each case payable within five (5) business days following the Fundamental Change Effective Date (the “Fundamental Change Option”). If the Holder does not elect the Fundamental Change Option in connection with the Fundamental Change, the provisions of Section 6(h) shall apply.

5. OPTIONAL REPAYMENT UPON A DIVIDEND RECAPITALIZATION. In the event a Dividend Recapitalization shall occur at any time when any Notes remain outstanding, if the Ninety-Day VWAP falls below US$30.00 per share of Common Stock (subject to adjustment in accordance with the Indenture), the Holder shall have a one-time option (the “Dividend Recapitalization Purchase Option”) to put all, but not part, of the Notes then owned by it to the Company in exchange for Cash in the amount of the Dividend Recapitalization Purchase Price, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 6.1(c) of the Indenture. Subject to the terms of the Indenture, the Dividend Recapitalization Purchase Price shall be payable on a date (the “Dividend Recapitalization Purchase Date”) designated by the Company but in no case later than 10 Business Days following the end of the period over which the Ninety-Day VWAP is calculated. The Company shall notify the Holder in accordance with the terms of the Indenture if the Dividend Recapitalization Purchase Option is triggered.

6. ADJUSTMENT OF CONVERSION PRICE.

(a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Company, and distributions or issuances in respect thereof shall be disregarded).

(b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than forty-five (45) days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would then be in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

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(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets, Common Stock, rights or warrants referred to in Section 6(b) and other than pursuant to a Fundamental Change or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the then Fair Market Value of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any capital stock of, or other equity interest in, any subsidiary or other business unit of the Company (a “Spin Off”) and, immediately after such distribution, such capital stock or other equity interest is registered under the Exchange Act and listed and publicly traded on a national securities exchange registered under Section 6 of the Exchange Act, then the Conversion Price in effect immediately prior to the close of business on the date fixed for such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such distribution less (ii) the average of the Closing Prices of the amount of such capital stock or other equity interests distributed per share of Common Stock on such exchange during the first ten days of such public trading immediately following and including the effective date of the Spin Off and the denominator shall be the Current Market Price on the date fixed for such distribution.

(e) In case the Company shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of all other distributions to all or substantially all holders of its Common Stock paid exclusively in cash within the twelve (12) months preceding the date fixed for the payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds nine percent (9%) of the product of the Current Market Price on the date fixed for such payment times the number of shares of Common Stock on which such distribution is paid (such excess being herein referred to as the “Excess Distribution Amount”), the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Adjusted Current Market Price on the date fixed for such payment less the Per Share Excess Distribution Amount paid in such distribution and the denominator shall be such Adjusted Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment.

(f) In case the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount (as hereinafter defined) paid in such tender or exchange offer and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

(g) In case the Company shall, by dividend or otherwise, make a distribution referred to in Section 6(d) or 6(e), the Holder converting this Note (or any portion of the outstanding Principal balance of this

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Note (together with any accrued and unpaid Interest thereon)) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution shall also be entitled to receive, for each share of Common Stock into which this Note (or portion of the outstanding Principal balance of this Note (together with any accrued and unpaid Interest thereon) being converted), the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Company may, in lieu of distributing to such holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such holder an amount in cash equal to the Fair Market Value thereof or (ii) distribute to such holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, cash or assets no later than the date of payment thereof to holders of shares of Common Stock receiving such distribution.

(h) In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any Fundamental Change, and provided in the case of a Fundamental Change that the Holder does not elect the Fundamental Change Option pursuant to Section 4, each Note then outstanding shall, without the consent of any Holder of Notes, become convertible in accordance with this Agreement, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such reclassification or Fundamental Change by a holder of the number of shares of Common Stock into which such Note could have been converted immediately prior to such reclassification or Fundamental Change, after giving effect to any adjustment event. The provisions of this Section 6(h) and any equivalent thereof in any such securities similarly shall apply to successive reclassifications or Fundamental Changes. The provisions of this Section 6(h) and Section 4 shall be the sole rights of Holders of Notes in connection with any reclassification or Fundamental Change and such Holders shall have no separate vote thereon.

(i) The Company may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the Common Stock.

(j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one tenth of one percent (0.1%) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 6(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

7. DEFAULT. Subject to the terms of Section 8, the Holder may terminate all of the Holder’s obligations under the Note and the Subscription Agreement, accelerate each applicable Note and declare such Note to be due and payable if any of the following events of default (a “Default”) occur and have not been waived in writing by the Holder:

(a) Nonpayment of Principal. The Company fails to pay when due any amount of the outstanding Principal balance of the Note; or

(b) Nonpayment of Interest. The Company fails to pay any installment of Interest on the Note when due and payable; or

(c) Representations and Warranties. Any representation or warranty made to the Holder in the Subscription Agreement proves to be false or erroneous in any material respect when made; or

(d) Bankruptcy. The institution of bankruptcy, reorganization, readjustment of any debt, liquidation or receivership proceedings by or against the Company occurs under Title 11 of the United States Code entitled “Bankruptcy”, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing which is not dismissed within ninety (90) days of the institution thereof; or

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(e) Insolvency. Any admission by the Company that the Company is unable to pay its debts as such debts mature or an assignment for the benefit of the creditors of the Company; or

(f) Judgment. Entry by any court of a final judgment in an amount in excess of US$250,000,000.00 against the Company which is not discharged or stayed within ninety (90) days thereof; or

(g) Receivership. The appointment of a receiver or trustee for the Company; or

(h) Acceleration of Other Debt. The acceleration of the maturity of any indebtedness for borrowed money of the Company owing to any other Person in an amount in excess of US$250,000,000.00, provided however, if the documents evidencing the accelerated indebtedness do not provide for a cure period prior to acceleration and the Company causes the acceleration to be rescinded within sixty (60) days after the date of acceleration, then the event of Default under this Section 7 will be deemed to be cured as a result of such rescission of acceleration within such sixty (60) day period.

If the Company cures or causes to be cured such Default within sixty (60) days after receiving written notice thereof, the parties will be restored to their respective rights and obligations under this Agreement as if no Default had occurred.

8. REMEDIES. On the occurrence of an event of Default which has not been timely cured as provided in Section 7:

(a) Acceleration of Note. With the approval of the Holders holding a majority of the aggregate outstanding Principal balance of the then outstanding Notes, a Holder may, at such Holder’s option, declare all Notes of, and all sums due to the Holder pursuant to its Notes and/or the Subscription Agreement to be immediately due and payable, whereupon the same will become forthwith due and payable and the Holder will be entitled to proceed to selectively and successively enforce the Holder’s rights under the Subscription Agreement or any other instruments delivered to the Holder in connection with the Subscription Agreement (including any Notes).

(b) Waiver of Default. The Holder shall, upon execution of an instrument or instruments in writing signed by Holders holding a majority of the aggregate outstanding Principal balance of the then outstanding Notes, waive any Default which has occurred together with any of the consequences of such Default and, in such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Default so waived will, for all purposes of this Agreement with respect to the Holder, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

(c) Cumulative Remedies. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

9. DEFAULT INTEREST.

(a) Upon the occurrence of an event of Default which has not been timely cured during the sixty (60) day cure period as provided in Section 7, Interest shall accrue on the amount of the then outstanding Principal balance of the Note and any accrued and unpaid Interest thereon at a rate equal to the rate of Interest in effect immediately prior to adjustment pursuant to this Section 9(a) plus 2% per annum (“Default Interest”) from the date on which such event of Default occurred up to the date on which that event of Default is remedied by the Company or waived by the Holder (or, if earlier, the Maturity Date) as well after as before judgment. Default Interest shall be payable in the same form as PIK Interest and will accrue daily on the basis of a 360-day year of twelve 30-day months in arrears.

(b) If the Company fails to close the Registered Exchange Offer or to cause a Registration Statement to be effective by the date that is one (1) year from Closing, Interest shall accrue on the amount of the

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then outstanding Principal balance of the Note and any accrued and unpaid Interest thereon (“Registration Default Interest”) at a rate equal to the rate of Interest in effect immediately prior to adjustment pursuant to this Section 9(b) plus (i) for the first 180 days during which such Registration Default Interest is applicable, 0.5% per annum, and (ii) thereafter, 1.0% per annum, from the date that is one (1) year from Closing until the date upon which such Registered Exchange Offer closes or such Registration Statement becomes effective, as applicable, (or, if earlier, the Maturity Date); provided that if the Notes are freely tradable and a Registration Statement has been declared effective with respect to the shares of Common Stock, the Registration Default Interest shall cease to apply. Registration Default Interest shall be payable in the same form as PIK Interest and will accrue daily on the basis of a 360-day year of twelve 30-day months in arrears.

10. RESERVATION OF AUTHORIZED SHARES. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York law and as expressly provided in this Note and the Indenture.

12. VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13. TRANSFER AND RELATED PROVISIONS.

(a) This Note may be offered, sold, assigned or transferred by the Holder (i) in accordance with Section 8.2 of the Subscription Agreement and the Indenture and (ii) subject to the restrictive legends on this Note.

(b) The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the outstanding Principal balance of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by a Holder and the physical surrender of this Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate outstanding Principal balance of which is the same as the entire outstanding Principal balance of the surrendered Registered Note, to the designated assignee or transferee pursuant to Section 14.

14. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal balance of the Note being transferred by the Holder and, if less than the entire outstanding Principal balance of the Note held by the Holder is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal balance of the Note not being transferred. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 13(b) following conversion or redemption of any portion of this Note, the outstanding Principal balance represented by this Note may be less than the outstanding Principal balance stated on the face of this Note.

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(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the remaining outstanding Principal balance (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the outstanding Principal balance designated by the Holder which, when added to the aggregate outstanding Principal balance represented by the other new Notes issued in connection with such issuance, does not exceed the remaining outstanding Principal balance under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Default Interest and Registration Default Interest on the outstanding Principal balance of this Note, if any, from the Issuance Date.

15. REMEDIES. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

16. ENFORCEMENT COSTS. Upon demand therefor, the Company agrees to pay to the Holder all costs and fees arising out of enforcing this Note, whether incurred in any court action, arbitration, or mediation, on appeal, in any bankruptcy (or state receivership or other insolvency or similar proceedings or circumstances), in any forfeiture, and for any post-judgment collection services (collectively, “Enforcement Costs”).

17. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Holders and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

18. FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Subscription Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

19. DISPUTE RESOLUTION. In the case of notice from the Holder of a dispute as to the determination of the Closing Price or the arithmetic calculation of the Conversion Rate, the Company shall submit to the Holder its determinations or arithmetic calculations via facsimile or electronic mail within five (5) Business Days of receipt of such notice from the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within five (5) Business Days of the expiration of the foregoing initial five (5) Business Days, then the Company shall, within five (5) Business Days thereafter submit via facsimile or electronic mail (a) the disputed determination of the Closing Price to an independent, reputable investment bank (which is ranked in the top twenty (20) investment banks nationally, by revenue) selected by the Company and approved by the Holder, or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company, at the Company’s expense, shall cause the investment bank, or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The procedures required by this Section 19 are collectively referred to herein as the “Dispute Resolution Procedures.”

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20. NOTICES AND PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 16.2 of the Indenture. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America in accordance with the terms of the Indenture. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. All payments to be made by the Company under this Note shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law.

21. CANCELLATION. After all outstanding Principal balances and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

22. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Subscription Agreement.

23. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

24. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Adjusted Current Market Price” means, with respect to any distribution, the Current Market Price used for the applicable adjustment to the Conversion Price less the Per Share De Minimus Distribution Amount paid in such transaction.

12

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Republic of Singapore are authorized or required by law, regulation or executive order to remain closed.

(e) “Closing” means, November 28, 2014.

(f) “Closing Price” means, for any security as of any date, the closing price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the closing price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg. If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 19. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g) “Current Market Price” on any date in question means, with respect to any adjustment in conversion rights as set forth herein, the average of the daily Closing Prices for the Common Stock for the five (5) consecutive Trading Days selected by the Board of Directors commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five (5) consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

(h) “Dividend Recapitalization” means any dividend to any or all of the holders of capital stock of the Company that is funded directly or indirectly by the incurrence of $500,000,000.00 or more of Indebtedness.

(i) “Dividend Recapitalization Effective Date” means the date on which the Company pays a dividend to its stockholders in connection with a Dividend Recapitalization.

(j) “Ex Date” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

13

(k) “Fundamental Change” means any of the following events: (i) the sale, lease, exchange, license or other transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; or (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the fully diluted equity interests in the Company (but excluding for the purposes of the calculation of the fully diluted equity interests in the Company, any shares of Common Stock that would be issued on conversion of the then outstanding Principal balance of issued Notes and any accrued and unpaid Interest thereon).

(l) “Fundamental Change Effective Date” means the date on which a Fundamental Change occurs.

(m) “Fundamental Change Option” has the meaning ascribed to that term in Section 4.

(n) “GAAP” means generally accepted accounting principles, consistently applied.

(o) “Group” means the Company and its subsidiary undertakings (from time to time).

(p) “Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

(q) “Interest” means interest on any outstanding Principal balance from time to time, in the manner and at the interest rates specified in Section 2 hereof and Default Interest or Registration Default Interest payable in accordance with Section 9 (if any).

(r) “Issuance Date” means the date the Company initially issued Notes pursuant to the terms of the Subscription Agreement.

(s) “Ninety-Day VWAP” means the average of the Daily VWAP of the Common Stock for each day during the ninety (90) consecutive Trading Days immediately following and including the Dividend Recapitalization Effective Date.

(t) “Per Share De Minimus Distribution Amount” means, with respect to any distribution, (i) the cash paid in such distribution less the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of Common Stock on which such distribution is paid.

(u) “Per Share Excess Distribution Amount” means, with respect to any distribution, (i) the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of Common Stock on which such distribution is paid.

(v) “Per Share Premium Amount” means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

(w) “Person” means an individual or legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(x) “Post-Tender Offer Number of Common Shares” means, with respect to any tender or exchange offer, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

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(y) “Premium Amount” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

(z) “Principal Market” means NYSE MKT LLC.

(aa) “SEC” means the United States Securities and Exchange Commission.

(bb) “Subscription Agreement” means that certain Amended and Restated Subscription Agreement dated as of November 26, 2014, by and among the Company and the initial holders of the Notes pursuant to which the Company agreed to issue the Notes.

(cc) “Tender Consideration” means, with respect to any tender or exchange offer, the aggregate of the cash plus the Fair Market Value of all non-cash consideration paid in respect of such tender or exchange offer.

(dd) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ee) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Signature Page Follows]

15

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CHENIERE ENERGY, INC.

By:
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon,
as Trustee

By:
Authorized Signatory

SCHEDULE I

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT I

CHENIERE ENERGY, INC.

CONVERSION NOTICE

Reference is made to the Unsecured PIK Convertible Note due 2021 (the “Note”) issued to the undersigned by Cheniere Energy, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

      Title:

Dated:

Account Number:

  (if electronic book entry transfer)

Transaction Code Number:

  (if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs its transfer agent to issue the above-indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [                    ] from the Company and acknowledged and agreed to by .

CHENIERE ENERGY, INC.

By:
Name:
Title:

ASSIGNMENT FORM7

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

[7]	This Form to be included only if the Note is a Certificated Security.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, NY 10286

Attention: Corporate Trust Division,

 Corporate Finance Unit

Re:	Cheniere Energy, Inc. (the “Company”)

4.875% Unsecured PIK Convertible Notes due 2021

This is a Fundamental Change Purchase Notice as defined in Section 5.1(c) of the Indenture, dated as of November 28, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture:

$

I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in the Indenture.

Signed:

DIVIDEND RECAPITALIZATION PURCHASE NOTICE

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, NY 10286

Attention: Corporate Trust Division,

 Corporate Finance Unit

Re:	Cheniere Energy, Inc. (the “Company”)

4.875% Unsecured PIK Convertible Notes due 2021

This is a Dividend Recapitalization Purchase Notice as defined in Section 6.1(c) of the Indenture, dated as of November 28, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture:

$

I hereby agree that the Securities will be purchased on the Dividend Recapitalization Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in the Indenture.

Signed:

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES1

Re:	4.875% Convertible PIK Notes due 2021

(the “Securities”) of Cheniere Energy, Inc.

This certificate relates to $            principal amount of Securities owned in (check applicable box):

☐ book-entry or                         ☐ definitive form by                                    (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of November 28, 2014, between Cheniere Energy, Inc. and The Bank of New York Mellon, as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

[1]	This certificate to be included only if the Security is a Restricted Security.

B-1

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Date:

Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

IN WITNESS WHEREOF,

[ ]

By:
Name:
Title:

B-2